Exhibit 99.1

FOR IMMEDIATE RELEASE/July 6, 2011

Anthony S. Marucci	Avery W. Catlin	For Media:
President and CEO	Chief Financial Officer	Brad Miles
Celldex Therapeutics, Inc.	Celldex Therapeutics, Inc.	BMC Communications
(781) 433-0771	(781) 433-0771	(212) 477-9007 x17
	IR@celldextherapeutics.com	brad@bmccommunications.com

Celldex Expands Senior Management Team with Appointment of

Dr. Ronald A. Pepin, Senior Vice President and Chief Business Officer

NEEDHAM, MA (July 6, 2011):  Celldex Therapeutics, Inc. (Nasdaq: CLDX) today announced the appointment of Ronald A. Pepin, Ph.D. to Senior Vice President and Chief Business Officer, effective immediately. Dr. Pepin brings to Celldex more than 20 years of business development and senior leadership experience in the biotechnology and pharmaceutical industries.

“We are very excited to have Ron join us at Celldex,” said Anthony S. Marucci, Celldex’s President and CEO. “Our management team worked closely with Ron while we were together at Medarex and we saw first-hand his business development expertise as evidenced by a series of successful global drug development and commercialization agreements. His experience will be extremely valuable to Celldex as we continue advancing our portfolio of mid- and late-stage oncology products.”

Dr. Pepin most recently served as Vice President at Shire Pharmaceuticals. Previously, from 2000-2009, he was Senior Vice President, Business Development at Medarex, Inc., where he was instrumental in establishing more than forty collaborations with global biopharmaceutical companies. Among his successes were co-development and co-marketing agreements with Merck, Ono Pharmaceuticals and Bristol-Myers Squibb, the latter of which led to the successful development of Yervoy™ (ipilimumab). During his Medarex tenure, he established long term collaborations with leading companies including Genentech, Novartis, Amgen, Johnson & Johnson, Pfizer, Abbott and others.

“I am pleased to be joining my former colleagues at such an exciting time for Celldex,” commented Dr. Pepin.  “The Company’s antibody-based cancer immunotherapy pipeline is among the most promising in the industry today. I look forward to working with the Celldex management team in realizing the fullest potential from each of their product candidates.”

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119 FOURTH AVENUE   NEEDHAM, MA  02494-2725 USA   781-433-0771   FAX  781-433-0262

www.celldextherapeutics.com

Earlier in his career, Dr. Pepin was Executive Director of External Science and Technology at Bristol-Myers Squibb. Dr. Pepin received his B.A. from Tufts University and his Ph.D. in Biology from Georgetown University.

About Celldex Therapeutics, Inc.

Celldex Therapeutics is the first antibody-based combination immunotherapy company. Celldex has a pipeline of drug candidates in development for the treatment of cancer and other difficult-to-treat diseases based on its antibody focused Precision Targeted Immunotherapy Platform. The PTI Platform is a complementary portfolio of monoclonal antibodies, antibody-targeted vaccines and immunomodulators used in optimal combinations to create novel disease-specific drug candidates. For more information, please visit http://www.celldextherapeutics.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:  This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including those related to the Company’s strategic focus and the future development and commercialization (by Celldex and others) of rindopepimut (CDX-110), CDX-1307, CDX-011, CDX-1135 (formerly TP10), CDX-1401, CDX-1127, Belinostat and other products. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, our ability to obtain additional capital on acceptable terms, or at all; our ability to adapt APC Targeting TechnologyTM to develop new, safe and effective vaccines against oncology and infectious disease indications; our ability to successfully complete product research and further development of our programs; the uncertainties inherent in clinical testing; our limited experience in bringing programs through Phase 3 clinical trials; our ability to manage research and development efforts for multiple products at varying stages of development; our ability to successfully complete the transition of rindopepimut from Pfizer to Celldex; the timing, cost and uncertainty of obtaining regulatory approvals; the failure of the market for the Company’s programs to continue to develop; our limited cash reserves and our ability to obtain additional capital on acceptable terms, or at all; our ability to protect the Company’s intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s products; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended December 31, 2010, and its Forms 10-Q and 8-K.

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